INTERNATIONAL TOWER HILL MINES LTD
Suite 1901
1177 West Hastings Street
Vancouver, BC
Canada V6E 2K3
TEL 604.683.6332
FAX 604.408.7499
www.towerhillmines.com
TSX.V - ITH

August 8, 2008

VIA SEDAR

British Columbia Securities Commission
Attn: Statutory Filings
701 West Georgia St.
PO Box 10142, Pacific Centre
Vancouver, B.C.
V7Y 1L2

Dear Sirs/Mesdames:

In compliance with National Instrument 54-101, we confirm the following advance notification of meeting for:

Issuer:	**INTERNATIONAL TOWER HILL MINES LTD.**
Class of Securities Entitled to Receive Notice:	Common
Class of Securities Entitled to Vote:	Common
Cusip No.:	46051L104
Meeting Type:	Annual General
Record Date for Notice:	September 16, 2008
Record Date for Voting:	September 16, 2008
Beneficial Ownership Determination Date:	September 16, 2008
Meeting Date & Time:	Tuesday, October 21, 2008 at 9:00 a.m.
Meeting Place:	#1901 – 1177 West Hastings St., Vancouver, BC
Business:	Annual

Yours truly,

INTERNATIONAL TOWER HILL MINES LTD.

"Marla K. Ritchie" (signed)
Corporate Secretary

cc: TSX Venture Exchange
cc: Alberta Securities Commission
cc: Manitoba Securities Commission
cc: New Brunswick Securities Commission
cc: Newfoundland Securities Commission
cc: Securities Registry - Northwest Territories
cc: Nova Scotia Securities Commission
cc: Ontario Securities Commission
cc: Prince Edward Island Securities Commission
cc: Quebec Securities Commission
cc: Saskatchewan Securities Commission
cc: Department of Justice - Yukon
cc: Gowling Lafleur Henderson LLP, Attn: Mr. Daniel Allen (via email)
cc: Computershare Investor Services Inc., Attn: Pam Hosfield (via email)
cc: The American Stock Exchange LLC, Attn: Kerri Ramirez (via email)